UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 15, 2004

INNOVATIVE MICRO TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	01-06635 (Commission File Number)	95-1950506 (IRS Employer Identification No.)

75 Robin Hill Road
Goleta, California 93117
(Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code:  (805) 681-2800

_____________________________________________________
(Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets

On March 15, 2004, Innovative Micro Technology, Inc. (the "Company") entered into a $1,500,000 Secured Promissory Note ("Note") in favor of L-3 Communications Corporation ("L-3"). In connection with the Note, the Company also entered into a Security Agreement and Supplemental Agreement with L-3. The Note is secured by substantially all of the personal property of the Company pursuant to the terms of the Security Agreement. The Supplemental Agreement, in consideration for investments and loans made by L-3 to the Company, provides L-3 with certain rights with respect to board participation, quarterly management reviews, cost reduction measures and limitations on transactions with affiliates.

Item 7.  Financial Statements and Exhibits

The following is a list of exhibits filed as a part of this report.

Exhibit Number	Description
10.14	Promissory Note dated March 15, 2004 by Innovative Micro Technology in favor of L-3 Communications Corporation.
10.15	Security Agreement dated March 15, 2004 by and between the Company and L-3 Communications Corporation.
10.16	Supplemental Agreement dated March 15, 2004 by and between the Company and L-3 Communications Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 30, 2004	INNOVATIVER MICRO TECHNOLOGY, INC.
By: /s/ Peter T. Altavilla Peter T. Altavilla Secretary and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.14	Promissory Note dated March 15, 2004 by Innovative Micro Technology in favor of L-3 Communications Corporation.
10.15	Security Agreement dated March 15, 2004 by and between the Company and L-3 Communications Corporation.
10.16	Supplemental Agreement dated March 15, 2004 by and between the Company and L-3 Communications Corporation.